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   As filed with the Securities and Exchange Commission on October 23, 1996
                                                     Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                           COMMERCE BANCSHARES, INC.
            (Exact name of Registrant as specified in its charter)

           Missouri                               43-0889454
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization                  Identification No.)

                                  1000 Walnut
                         Kansas City, Missouri  64106
(Address, including zip code, of Registrant's principal executive offices)

                           COMMERCE BANCSHARES, INC.
                STOCK PURCHASE PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the Plan)

                                             Copy to:
J. Daniel Stinnett, Esq.                     Jeffrey T. Haughey, Esq.
Vice President, Secretary                    Blackwell Sanders Matheny
and General Counsel                          Weary and Lombardi L.C.
Commerce Bancshares, Inc.                    2300 Main Street, Suite 1100
1000 Walnut                                  Kansas City, Missouri 64108
Kansas City, Missouri 64106                  816-264-6800
816-234-2000
(Name, address, telephone number, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                               Proposed          Proposed
Title of                       maximum           maximum
securities      Amount         offering          aggregate       Amount of
to be           to be          price per         offering        registration
registered      registered     share             price           fee

Common Stock    150,000        $40.1875(1)       $6,028,125(1)   $1,827.00(1)
Par Value       shares
$5 Per Share
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq Stock Market on October 18, 1996.

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                             EXPLANATORY NOTES

Pursuant to Instruction E of the General Instructions to Form S-8, the contents of Registration Statement on Form S-8, File No. 33-28294, are hereby incorporated by reference.


As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                    (i)


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Item 3: Incorporation of Documents by Reference

     The following documents filed with the Commission by Commerce Bancshares, Inc. (the "Company") (File No. 0-2989) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. The Company's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

     3. The description of the Company's Common Stock set forth in the Form 8-A Registration Statement as filed with the Commission on February 26, 1968, as supplemented by Form 8-A Registration Statement as filed with the Commission on August 31, 1988 and as amended by Form 8-A12G/A as filed with the Commission on June 10, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4: Description of Securities

     Not applicable.

Item 5: Interests of Named Experts and Counsel

     Not Applicable.

Item 6:  Indemnification of Directors and Officers

     Section 351.355 of the General and Business Corporation Law of Missouri, as amended, allows indemnification of corporate directors and officers by a corporation under certain circumstances as therein specified against liabilities, expenses, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with, or arising out of, any action, suit, proceeding or claim in which he is made a party by reason of his being, or having been, such director or officer.

     Section 351.355 also permits such persons to seek indemnification under any applicable bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 351.355 also permits corporations to maintain insurance for officers and directors against liabilities incurred while acting in such capacities, whether or not the corporation would be empowered to indemnify such persons under this section.

     There is also in effect a bylaw provision entitling officers and directors to be indemnified by the Company from and against any and all of the expenses, liabilities or other matters covered by said

                                   II-1


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provision.  The Company has executed a security agreement pursuant to which securities with a market value of approximately $10 million have been pledged to an agent to collateralize the obligations of the Company under this bylaw provision.

Item 7:  Exemption from Registration Claimed

     Not applicable.

Item 8: Exhibits

     (4)  Instruments Defining the Rights of Security Holders.

          (a) Restated Articles of Incorporation, as currently amended, were filed in the quarterly report on Form 10-Q for the quarter ended June 30, 1996, and the same are hereby incorporated by reference.

          (b) Restated By-Laws as currently amended were filed in the quarterly report on Form 10-Q for the quarter ended June 30, 1996, and the same are hereby incorporated by reference.

          (c) Shareholder Rights Plan contained in an Amended and Restated Rights Agreement was filed on Form 8-A12G/A dated June 7, 1996, and the same is hereby incorporated by reference.

          (d) Form of Rights Certificate and Election to Exercise was filed on Form 8-A12G/A dated June 7, 1996, and the same is hereby incorporated by reference.

          (e) Form of Certificate of Designation of Preferred Stock was filed on Form 8-A12G/A dated June 7, 1996, and the same is hereby incorporated by reference.

     (5)  Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C.

     (23) Consents of Experts and Counsel

          (a) Consent of Blackwell Sanders Matheny Weary & Lombardi L.C. (included in Exhibit 5).

          (b)  Consent of KPMG Peat Marwick LLP.

     (24) Powers of Attorney.

Item 9: Undertakings

Rule 415 Offering.

     The Company hereby undertakes:

                                     II-2

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     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on October 23, 1996.

                         COMMERCE BANCSHARES, INC.


                         By:  /s/Jeffery D. Aberdeen
                              Jeffery D. Aberdeen
                              Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 23, 1996.

     Signature                          Title



/s/ Jeffery D. Aberdeen            Controller (Principal Accounting Officer)
Jeffery D. Aberdeen


*                                  Chairman of the Board, President and
David W. Kemper                    Chief Executive Officer (Principal
                                   Executive Officer) and Director



/s/ A. Bayard Clark                Executive Vice President and Principal
A. Bayard Clark                    Financial Officer


Giorgio Balzer             )
Fred L. Brown              )
James B. Hebenstreit       )
James M. Kemper, Jr.       )    A majority of the
Terry O. Meek              )    Board of Directors*
Benjamin F. Rassieur, Jr.  )
John H. Robinson, Jr.      )
L. W. Stolzer              )
Andrew C. Taylor           )




By:   /s/ Jeffery D. Aberdeen           as attorney-in-fact for the above
     (Jeffery D. Aberdeen               officers and directors marked by
     Attorney-in-Fact)                  an asterisk.

                                   II-4

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                               EXHIBIT INDEX

EXHIBIT
NUMBER        Description of Exhibit


(4)(a) Restated Articles of Incorporation, as currently amended were filed in the quarterly report on Form 10-Q for the quarter ended June 30, 1996, and the same are hereby incorporated by reference.

(4)(b) Restated By-Laws as currently amended were filed in the quarterly report on Form 10-Q for the quarter ended June 30, 1996, and the same are hereby incorporated by reference.

(4)(c) Shareholder Rights Plan contained in an Amended and Restated Rights Agreement was filed on Form 8-A12G/A dated June 7, 1996, and the same is hereby incorporated by reference.

(4)(d) Form of Rights Certificate and Election to Exercise was filed on Form 8-A12G/A dated June 7, 1996, and the same is hereby incorporated by reference.

(4)(e) Form of Certificate of Designation of Preferred Stock was filed on Form 8-A12G/A dated June 7, 1996, and the same is hereby incorporated by reference.

(5)            Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C.

(23)(a)        Consent of Blackwell Sanders Matheny Weary & Lombardi L.C.
               (included in Exhibit 5).

(23)(b)        Consent of KPMG Peat Marwick LLP.

(24)           Powers of Attorney.


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                                                                  Exhibit 5

                      [Blackwell Sanders letterhead]



                             October 23, 1996





Commerce Bancshares, Inc.
1000 Walnut Street
Kansas City, Missouri  64106

Gentlemen:

    We refer to the Registration Statement of Commerce Bancshares, Inc. (the "Company") on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an additional 150,000 shares of the Company's Common Stock, $5.00 par value (the "Common Stock"), to be issued under the Commerce Bancshares, Inc. Stock Purchase Plan for Non-Employee Directors (the "Plan").

    We are familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

    Based upon the foregoing, it is our opinion that the additional 150,000 shares of Common Stock to be issued under the Plan have been duly authorized, and, when purchased in accordance with the Plan, will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                         Very truly yours,


                         Blackwell Sanders Matheny Weary & Lombardi L.C.



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                                                              Exhibit 23(b)




                     INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Commerce Bancshares, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Commerce Bancshares, Inc. of our report dated January 31, 1996, relating to the consolidated balance sheets of Commerce Bancshares, Inc. and subsidiaries as of December 31, 1995, 1994 and 1993 and the related consolidated statements of income, cash flows and stockholders' equity for the years ended December 31, 1995, 1994 and 1993, which report appears in the December 31, 1995 annual report on Form 10-K of Commerce Bancshares, Inc.

                          Very truly yours,


                          KPMG Peat Marwick LLP



Kansas City, Missouri


October 23, 1996


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                                                                 Exhibit 24

                           POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint J. Daniel Stinnett and Jeffery D. Aberdeen, or either of them, attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Commerce Bancshares, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the Commerce Bancshares Stock Purchase Plan for Non-Employee Directors, with full power and authority in either of said attorneys to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.


        Executed this 9th day of February, 1996.


                     CERTIFICATION

       The undersigned Controller of Commerce Bancshares, Inc. hereby certifies that a power of attorney in the form set forth above was executed by each of the following individuals (including David W. Kemper, who signed as Chairman of the Board, President, Chief Executive Officer and Director) who signed as directors, being a majority of the Board of Directors of Commerce Bancshares, Inc., with said powers of attorney having been executed on February 9, 1996:
     David W. Kemper, Giorgio Balzer, Fred L. Brown, James
     B. Hebenstreit, James M. Kemper, Jr., Terry O. Meek, Benjamin F. Rassieur, Jr., John H. Robinson, Jr., L. W. Stolzer, and Andrew C. Taylor.


     October 23, 1996        /s/ Jeffery D. Aberdeen
                             Jeffery D. Aberdeen
                             Attorney-in-Fact